UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

Giga-tronics Incorporated

(Exact name of Registrant as Specified in Its Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7272 E. Indian School Rd, Suite 540
Scottsdale, Arizona		85251
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (833) 457 6667

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2022 (the “Closing Date”), Giga-tronics Incorporated (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Ault Alliance, Inc., (formerly known as BitNile Holdings, Inc.,) a Delaware corporation (“Ault”), to exchange the Senior Secured Convertible Promissory Note due February 14, 2023 in the principal face amount of $4,250,000 dated September 8, 2022 and any accrued interest thereon for a promissory note in the principal amount of $4,382,740 due December 31, 2024 (the “Exchange Note”).

The Exchange Note bears interest at 10% per annum. The Exchange Note is, at the option of Ault, convertible into the Company’s common stock at a conversion price equal to the lesser of (i) $0.78 per share, or (ii) the VWAP Price (as defined in the Exchange Note) on such date less a 20% discount to such VWAP Price, but in no event less than $0.25 per share. In addition, all principal and outstanding interest under the Exchange Note will automatically convert to the Company’s common stock upon (i) the consummation of a public offering of securities in which the Company receives net proceeds (net of underwriters’ discounts and selling commissions) of at least $25 million (a “Qualified Public Offering”), in which case the conversion price shall be the price at which the Common Stock is sold to the public, provided, however, that no underwriters’ discounts or selling commissions shall be imposed on such conversion, (ii) the consummation of a private or public offering of shares of Common Stock that is not a Qualified Public Offering but that results in the net proceeds (net of underwriters’ discounts and selling commissions) to the Company of at least $5 million (a “Non-Qualified Offering”), in which case the conversion price shall be the price at which Common Stock is sold in such Non-Qualified Offering less a twenty-five percent (25%) discount or (iii) December 31, 2024, in which case the conversion price shall be the VWAP Price less a 25% discount to such VWAP Price.

The Company’s obligations under the Exchange Agreement and the Exchange Note are secured by a lien on all of the assets of the Company and its wholly owned subsidiaries pursuant to the Security Agreement dated December 31, 2022 (the “Exchange Security Agreement”), by and among the Company, its two of its wholly-owned subsidiaries, Microsource, Inc. and Gresham Holdings, Inc. (formerly Gresham Worldwide, Inc.) , and Ault.

On the Closing Date, the Company also entered into a Securities Purchase Agreement (the “Purchase Agreement”) by and between the Company and Ault Lending, LLC, a California company (“Ault Lending”), whereby the Company issued Ault Lending a 10% Senior Secured Convertible Promissory Note in the principal amount of $6,750,000 (the “Secured Note”) and five-year warrants to purchase 2,000,000 shares of the Company’s common stock (the “Warrant”). The Warrants are exercisable for five years from December 31, 2022, at an exercise price of $0.01, subject to certain adjustments. In connection with the issuance of the Secured Note, as of the Closing Date, Ault Lending agreed to surrender for cancellation a term note dated November 12, 2021, in the principal face amount $1,300,000 previously issued by the Company to Ault Lending, including accrued but unpaid interest thereon in the amount of $123,123. In addition, on the Closing Date advances previously made by Ault Lending to the Company in the aggregate amount of $4,067,469 were rolled into the Secured Note . Pursuant to the Purchase Agreement, as additional consideration for the issuance of the Secured Note, Ault Lending agreed to provide the Company an additional $1,259,407 no later than May 31, 2023.

The Secured Note is due December 31, 2024, and bears interest at 10% per annum. The voluntary conversion and automatic conversion price of the Secured Note are similar to the conversion price of the Exchange Note.

With a limited exception, the Senior Secured Note contains a most favored nations provision with respect to future financings of the Company.

With limited exceptions, the Company also agreed to certain negative covenants that will require the prior approval of the holder of the Secured Note to incur indebtedness (other than permitted indebtedness), enter into variable rate transactions, incur indebtedness for borrowed money, purchase money indebtedness or lease obligations that would be required to be capitalized on a balance sheet prepared in accordance with U.S. Generally Accepted Accounting Principles, or guaranty the obligations of any other person, in an aggregate amount at any time outstanding in excess of $1,000,000 in any individual transaction or $2,500,000 in the aggregate. The Company’s obligations under the Purchase Agreement and the Secured Note are secured by a lien on all of the assets of the Company and its wholly owned subsidiaries pursuant to a Security Agreement, dated December 31, 2022 (the “Security Agreement”) by and among the Company, its wholly-owned subsidiaries, Microsource, Inc. and Gresham Worldwide, Inc. and Ault Lending and Ault.

Pursuant to the Purchase Agreement, the Company and two of its wholly-owned subsidiaries, Microsource, Inc. and Gresham Holdings, Inc., entered into a Guaranty Agreement, dated December 31, 2022 (the “Guaranty Agreement”) with Ault Lending. Each such subsidiary guaranteed to Ault Lending the payment of the Secured Note.

In connection with the issuance of the Exchange Note and the Secured Note, the Company granted Ault and Ault Lending certain mandatory and piggy back registration rights pursuant to two registration rights agreements.

On January 3, 2023 the Company, Ault and Ault Lending entered into a letter agreement whereby the parties agree that notwithstanding any obligations in any of the foregoing transaction documents the Company shall not be required to reserve more than 150% of the shares issuable under the Exchange Note and the Secured Note using $0.78 per share (subject to adjustment for stock splits, stock dividends or combinations) plus reservation of one share for each outstanding share issuable under the warrants (subject to adjustment for stock splits, stock dividends or combinations).

The foregoing description of the terms of the Exchange Agreement, the Exchange Note, the Exchange Security Agreement, the Purchase Agreement, the Secured Note, the Warrant, the Security Agreement, the Guaranty Agreement, the Registration Rights Agreements, the letter agreement and the transactions contemplated thereby do not purport to be complete and are qualified in its entirety by reference to the copies of the foregoing agreements, which will be filed by the Company with the Securities and Exchange Commission as exhibits to the Company’s next Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 and Item 2.03 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGA-TRONICS INCORPORATED

Date:	January 6, 2023	By:	/s/ JONATHAN READ
Name: Jonathan Read Title: Chief Executive Officer